                                EXHIBIT 99.2
                          Joint Filers' Signatures

Dated: October 11, 2022           Post Oak Energy Capital, LP

                                  By: Post Oak Energy Holdings, LLC,
                                  its general partner

                                  By: /s/ Frost W. Cochran
                                  -----------------------------------
                                  Name: Frost W. Cochran
                                  Title: Authorized Person

Dated: October 11, 2022           Post Oak Energy Holdings, LLC

                                  By: /s/ Frost W. Cochran
                                  ------------------------------------
                                  Name: Frost W. Cochran
                                  Title: Authorized Person